EXHIBIT 32.1

                           CERTIFICATION PURSUANT TO

                             18 U.S.C. SECTION 1350,

                             AS ADOPTED PURSUANT TO

                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Biomerica, Inc. (the "Company") on

Form 10-Q for the period ending February 29, 2012, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Zackary Irani,

Chief Executive Officer of the Company, certify, to the best of my knowledge,

Pursuant to Exchange Act Rule 15d-14(b) and 18 U.S.C. Section 1350, as adopted

Pursuant to Section 906 of the Sarbanes Oxley Act of 2002,

i.   The Report fully complies with the requirements of Sections 13(a) or 15(d)

     of the Securities Exchange Act of 1934, and

ii.  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Zackary S. Irani

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Zackary S. Irani

Chief Executive Officer

Date: April 16, 2012